Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our combined report dated May 20, 2009, with respect to the consolidated financial statements and internal control over financial reporting of UQM Technologies, Inc. included in the Annual Report on Form 10-K for the year ended March 31, 2009, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

Denver, Colorado

February 3, 2010